Exhibit 32.1

                   Certification Pursuant to 18 U.S.C.ss.1350


     In connection with the filing with the United States Securities and Exchange Commission of National Diversified Services, Inc.'s (the "Company") Quarterly Report on Form 10-QSB for the period ended March 31, 2004 (the "Report"), the undersigned, the Chief Executive Officer and the Chief Financial Officer of the Company, hereby certify that (i) in our capacities as officers of the Company, (ii) to each of our own respective actual knowledge, and (iii) solely for the purpose of compliance with 18 U.S.C.ss.1350, that:

     (1) the Report fully complies with the requirements of ss.13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     The above certification is given as of the date of the Report and is limited to the periods covered by the Report.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate on May 14, 2004.

                                              By:   /s/Morry F. Rubin
                                                    -----------------
                                                    Morry F. Rubin
                                                    Chief Executive Officer

                                              By:   /s/ Morry F. Rubin
                                                    ------------------
                                                    Morry F. Rubin
                                                    Chief Financial Officer